CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO
        SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the BICO, Inc. (the "Company") Quarterly Report on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stan Cottrell, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1). The Report fully complies with the
          requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:     November 14, 2002             By:  /s/ Stan Cottrell
                                             Stan Cottrell
                                             Chief Executive Officer
                                             Chief Financial Officer